                         A.S.V., Inc. and Subsidiary
               Exhibit 11 - Computation of Earnings per Share


                                                     Three Months Ended                    Nine Months Ended
                                                         September 30,                        September 30,
                                                  --------------------------         ---------------------------
                                                     1997           1996                  1997            1996
                                                  -----------    -----------         ------------     ----------
Primary Earnings Per Share
  Earnings
     Net income                                    $  541,032     $  275,144          $1,321,467      $  603,201

     Add after tax interest expense applicable
      to 6.5% convertible debentures                   50,375              -             151,125               -
                                                   ----------     ----------          ----------      ----------
     Net income applicable to common stock         $  591,407     $  275,144          $1,472,592      $  603,201
                                                   ==========     ==========          ==========      ==========

Shares
  Weighted average number of common
   shares outstanding                               4,976,371      4,804,457           4,878,179       4,781,348

  Assuming exercise of options and warrants
   reduced by the number of shares which could
   have been purchased with the proceeds from
   the exercise of such options and warrants          683,967        453,124             671,518         407,359

  Assuming conversion of 6.5% convertible
   debentures                                         454,545              -             454,545               -
                                                   ----------     ----------          ----------      ----------

  Weighted average number of common and
   common equivalent shares outstanding             6,114,883      5,257,581           6,004,242       5,188,707
                                                   ==========     ==========          ==========      ==========

Earnings per common share                          $      .10     $      .05          $      .25      $      .12
                                                   ==========     ==========          ==========      ==========


                         A.S.V., Inc. and Subsidiary
               Exhibit 11 - Computation of Earnings per Share



                                                            Three Months Ended          Nine Months Ended
                                                                September 30,              September 30,
                                                         ------------------------   ------------------------
                                                            1997          1996         1997         1996
                                                         -----------   ----------   ----------    ----------
Fully Diluted Earnings Per Share
 Earnings
  Net income                                             $  541,032    $  275,144   $1,321,467    $  603,201

  Add after tax interest expense applicable
   to 6.5% convertible debentures                            50,375             -      151,125             -
                                                         ----------    ----------   ----------    ----------

  Net income applicable to common stock                  $  591,407    $  275,144   $1,472,592    $  603,201
                                                         ==========    ==========   ==========    ==========


 Shares
  Weighted average number of common
   shares outstanding                                     4,976,371     4,804,457    4,878,179     4,781,348

  Assuming exercise of options and warrants
   reduced by the number of shares which could
   have been purchased with the proceeds from
   the exercise of such options and warrants                718,530       456,355      731,936       426,075

  Assuming conversion of 6.5% convertible
   debentures                                               454,545             -      454,545             -
                                                         ----------    ----------   ----------    ----------

  Weighted average number of common and
   common equivalent shares outstanding                   6,149,446     5,260,812    6,064,660     5,207,423
                                                         ==========    ==========   ==========    ==========


Earnings per common share                                $      .10    $      .05   $      .24    $      .12
                                                         ==========    ==========   ==========    ==========

